EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-121039 of Gasco Energy, Inc. of our report dated March 25, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations") appearing in the Annual Report on Form 10-K of Gasco Energy, Inc. for the year ended December 31, 2003.

We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-121039 of Gasco Energy, Inc. of our report on the Statement of Revenues and Direct Operating Expenses of the Conoco Phillips Company Acquisition Properties dated March 31, 2004 appearing in the Current Report on Form 8-K/A dated April 14, 2004.

We also consent to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Denver, Colorado
December 22, 2004